SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 28, 2006

TRI-VALLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31852	84-0617433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Avenue, Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number: (661) 864-0500

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

        Tri-Valley Corporation has sold 150,000 restricted shares of common stock, together with warrants to purchase an additional 50,001 common shares at an exercise price of $9.00 per share for two years, to two accredited investors at $7.50 per share, for a total cash purchase price of $1,125,000. The sale was made in a privately negotiated transaction in reliance on the exemption from registration requirements contained in Section 4(2) of the Securities Act of 1933, and pending expected approval by the American Stock Exchange.

        The terms of the sale were negotiated on November 13, 2006, on which date the closing price of Tri-Valley's common stock on the American Stock Exchange was $7.24 per share. The transaction closed on November 28, 2006. Tri-Valley plans to use the proceeds for further development of its oil and gas drilling programs and of the mining assets of its subsidiary, Select Resources Corporation, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date: November 29, 2006	/s/ F. Lynn Blystone
F. Lynn Blystone, President and Chief Executive Officer